Exhibit 99.1

MSCI Names New Chief Financial Officer

New York – April 27, 2016 – MSCI Inc. (NYSE: MSCI) announced today that Kathleen Winters will join the firm as Chief Financial Officer on May 2, 2016. She will succeed Bob Qutub, who is retiring from the firm.

“Kathleen will bring more than 25 years of global finance experience to MSCI,” said Henry Fernandez, Chief Executive Officer. “Her passion for leading high-performing teams and her deep expertise in developing world class financial processes and reporting systems make her a perfect fit for this key leadership position within our growing firm.”

Ms. Winters joins MSCI from Honeywell International, where she most recently served as Vice President and Chief Financial Officer for the company’s $9 billion Performance Materials and Technologies division. In her 14 years with Honeywell, Ms. Winters played an important role in partnering with company leadership to drive business growth and profitability. She led transformational change in the company’s global finance organization by establishing best-practice processes for strategic planning, forecasting and budget management. She also oversaw internal and external financial reporting, acquisition diligence and financial integration.

“This is an extremely exciting time to join a market leader such as MSCI, especially with the financial services industry quickly evolving and offering enormous opportunities for growth,” Ms. Winters said. “I look forward to working with MSCI’s leadership team and the Board to execute on the firm’s growth strategy and continue to deliver value to MSCI’s clients and shareholders.”

Ms. Winters began her career at PricewaterhouseCoopers, where she held various positions from 1989 to 2001, last serving as a senior manager within the Technology Information Communications and Entertainment practice. She earned a Bachelor of Science degree in Accounting from Boston College.

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About MSCI

For more than 40 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research. Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 97 of the top 100 largest money managers, according to the most recent P&I ranking. For more information, visit us at www.msci.com.

Media Inquiries

Kristin Meza         + 1 212 804 5330/kristin.meza@msci.com

Investor Relations

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2016, as amended, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.